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                                                                EXHIBIT 23.1

                          Consent of Price Waterhouse

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-95164, 33-95160, 33-95162, 33-95158, 333-2312 and
333-04357) of Spyglass, Inc. of our report dated October 25, 1996 appearing on page 31 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule listed in Item 14 of this Form 10-K.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Chicago, IL


December 20, 1996